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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 25, 1996

                         ------------------------------

                              BELMONT HOMES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MISSISSIPPI                         0-26142                         64-0834574
(STATE OR OTHER             (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER
JURISDICTION OF                                          IDENTIFICATION NUMBER)
INCORPORATION)

                                HIGHWAY 25 SOUTH
                             INDUSTRIAL PARK DRIVE
                           BELMONT, MISSISSIPPI 38827

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  601-454-9217
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                              PAGE 1 OF 50 PAGES
                        EXHIBIT INDEX LOCATED ON PAGE 4


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  ON OCTOBER 25, 1996, BELMONT HOMES, INC., A MISSISSIPPI CORPORATION (THE "COMPANY"), CONSUMMATED ITS ACQUISITION OF ALL OF THE OUTSTANDING STOCK OF BELLCREST HOMES, INC., A GEORGIA CORPORATION ("BELLCREST"), A PRIVATELY OWNED MANUFACTURED HOUSING COMPANY HEADQUARTERED IN MILLEN, GEORGIA, PURSUANT TO THE STOCK PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY AND BELLCREST HOLDING CO., INC., A FLORIDA CORPORATION, G. HILLER SPANN, JOE H. BELL, JAMES M. BIRDWELL AND DEROY DAILEY, JR., DATED OCTOBER 25, 1996 (THE "SPA"). IN CONSIDERATION FOR SUCH CAPITAL STOCK OF BELLCREST, THE COMPANY PAID THE FORMER SHAREHOLDERS OF BELLCREST AN AGGREGATE AMOUNT EQUAL TO $9.5 MILLION. THE FORMER SHAREHOLDERS OF BELLCREST MAY ALSO RECEIVE, IF FUTURE PERFORMANCE TARGETS SET FOR BELLCREST IN THE SPA ARE MET, UP TO AN AGGREGATE ADDITIONAL AMOUNT EQUAL TO $3.5 MILLION. THE CONSIDERATION PAID, OR THAT WHICH MAY BE PAID IN THE FUTURE, BY THE COMPANY UNDER THE SPA WAS DETERMINED THROUGH NEGOTIATIONS BETWEEN THE PARTIES. THE COMPANY OBTAINED APPROXIMATELY $5 MILLION OF THESE AGGREGATE PROCEEDS PURSUANT TO THE COMPANY'S EXISTING CREDIT FACILITIES.

ITEM 5.           OTHER EVENTS.

                  ON NOVEMBER 5, 1996, THE COMPANY ISSUED A PRESS RELEASE MAKING CERTAIN ANNOUNCEMENTS REGARDING ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER, JEROLD KENNEDY. A COPY OF THIS RELEASE IS INCLUDED AS EXHIBIT 99.1 TO THIS CURRENT REPORT ON FORM 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  (C)      EXHIBITS:

                                SEE EXHIBIT INDEX ATTACHED HERETO.


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                                   SIGNATURES

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.



                                           BELMONT HOMES, INC.


                                           BY:   /S/ WILLIAM M. KUNKEL
                                                 --------------------------
                                                     WILLIAM M. KUNKEL
                                           ITS:   VICE PRESIDENT OF FINANCE

DATE:  NOVEMBER 10, 1996


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                                 EXHIBIT INDEX

EXHIBIT NO.
-----------
   10.1 STOCK PURCHASE AGREEMENT DATED OCTOBER 25, 1996, AMONG BELMONT HOMES, INC. AND BELLCREST HOLDING CO., INC., JOE. H. BELL, JAMES M. BIRDWELL, DEROY DAILEY, JR. AND GLINN H. SPANN

   99.1      PRESS RELEASE, DATED NOVEMBER 5, 1996